UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2011

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2). below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

(Former Name Or Former Address, If Changed Since Last Report)

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2011, SunLink Health Systems, Inc. (“SunLink” or the “Company”) entered into an agreement to lease its owned Chilton Medical Center (“Chilton”) and to sell its 83% membership interest in Clanton Hospital LLC (“Clanton”) subsidiary, which manages Chilton, to Carraway Medical Systems, Inc. (“Carraway”). The lease agreement is for a six-year term with monthly rent of $37,000 and includes an option under which Carraway can purchase Chilton from SunLink. The option purchase price is $3,700,000, less the amount paid to purchase the 17% membership interest of Clanton that Carraway does not currently own, up to a maximum of $615,000. The purchase price of SunLink’s 83% membership interest of Clanton was a $1,000,000 six-year zero-coupon note plus a six-year 6% note for the net working capital of Clanton at purchase. The amount of the net working capital will be finalized by March 15, 2011. If the purchase option for Chilton is exercised during the six-year term of the lease, any amount paid under the $1,000,000 note will be credited to the option purchase price and any remaining balance on the note will be cancelled.

Item 9.01 Financial Statements and Exhibits.

d.	Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated March 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: March 4, 2011

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	SunLink Health Systems, Inc. Press Release dated March 3, 2011

3